UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

DIAMEDICA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)
British Columbia	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Carlson Parkway, Suite 210 Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
(763) 496-5454
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2023, the Board of Directors (the “Board”) of DiaMedica Therapeutics Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Richard E. Kuntz, M.D., M.Sc. to the Board, effective immediately.

Richard E. Kuntz, M.D., M.Sc. served as Senior Vice President, Chief Medical and Scientific Officer of Medtronic plc, a NYSE listed medical technology company, from August 2009 to April 2022. In that role, Dr. Kuntz was responsible for medical affairs, health policy and reimbursement, clinical research activities, and corporate technology. Prior to that, he served as Senior Vice President and President, Neuromodulation of Medtronic from October 2005 to August 2009. Before joining Medtronic, Dr. Kuntz was an interventional cardiologist and Chief of the Division of Clinical Biometrics at Brigham and Women’s Hospital and Associate Professor of Medicine and Chief Scientific Officer of the Harvard Clinical Research Institute. Dr. Kuntz currently serves as a member of the board of directors, audit committee and compensation committee of ZimVie Inc., a Nasdaq listed company, and as a member of the board of directors and compensation committee of Identiv, Inc., a Nasdaq listed company. Dr. Kuntz previously served as a member of the board of directors and compensation committee of Rockley Photonics Holdings Limited, a former NYSE listed company. Dr. Kuntz served as a member of the Board of Governors of PCORI (Patient-Centered Outcomes Research Institute) from 2010 to 2018. Dr. Kuntz graduated from Miami University and received his medical degree from Case Western Reserve University School of Medicine. He completed his residency and chief residency in internal medicine at the University of Texas Southwestern Medical School, and then completed fellowships in cardiovascular diseases and interventional cardiology at the Beth Israel Hospital and Harvard Medical School, Boston. Dr. Kuntz received his Master of Science in biostatistics from the Harvard School of Public Health.

In connection with his appointment to the Board, Dr. Kuntz was granted, on May 30, 2023, an option to purchase 32,320 of the Company’s voting common shares at an exercise price equal to the fair market value of DiaMedica’s common shares as of the date thereof under the DiaMedica Therapeutics Inc. Amended and Restated 2019 Omnibus Incentive Plan. These options will vest and become exercisable in 12 as nearly equal as possible quarterly installments over three years, and in each case so long as he is a director of the Company as of such date. As a member of the Board, Dr. Kuntz will receive customary non-employee director compensation and participate in plans and policies on the same basis as the Company’s other non-employee directors, as described under the heading “Director Compensation” in the Company’s Proxy Statement for its most recent Annual General Meeting of Shareholders held on May 17, 2023. Also, in connection with the appointment of Dr. Kuntz to the Board, the Company entered into a standard indemnification agreement with Dr. Kuntz, in substantially the same form that the Company has entered into with its other non-employee directors, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Dr. Kuntz and any other persons pursuant to which he was selected as a director and no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, which the Company was or is to be a participant and in which Dr. Kuntz or any related person had or will have a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item7.01	Regulation FD Disclosure.

The Company announced the appointment of Dr. Kuntz as a director in a press release issued on May 30, 2023, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished under this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the United States Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1
Form of Indemnification Agreement between DiaMedica Therapeutics Inc. and Each Director and Officer (incorporated by reference to Exhibit 10.1 to DiaMedica’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 4, 2019 (File No. 001-36291)

99.1	Press Release dated May 30, 2023 announcing the appointment of Rick Kuntz, M.D., M.Sc. as a director (furnished herewith)
104	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Date: May 30, 2023